Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-89839 of Sun National Bank 401(k) Plan on Form S-8 of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of Sun National Bank 401(k) Plan for the year ended December 31, 2009.

/s/ J.H. Cohn LLP
Roseland, New Jersey
June 28, 2010